UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2004

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events and Required FD Disclosure.

Attached as an exhibit is the Company’s press release regarding

“Expansion of Global Containment Systems, Inc.” operations in

South Carolina, dated August 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

August 24, 2004

FLANDERS CORPORATION

By:  /s/

Steven K. Clark

Steven K. Clark

Vice-President of Finance/Chief Financial

Officer/Chief Operating Officer and Director

EXHIBIT INDEX

99.1	Press release regarding “Expansion of Global Containment Systems, Inc.’s” operations in South Carolina.

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Flanders Corporation (Nasdaq:FLDR), today announced the expansion of GLOBAL CONTAINMENT SYSTEMS, INC. (GCS) operations into Aiken, South Carolina.  GCS is a wholly owned subsidiary of the Flanders Corporation.

GCS will expand its operations into a 400,000 square foot facility to be built in Aiken, SC.  This facility will accommodate the requirements for Engineering, Manufacturing, Integration, Inspection, Installation, Start-up, Testing, Balance, Final Installation and Aftermarket Service for various nuclear containment projects scheduled at the Westinghouse Savannah River Site in Aiken, SC as well as other projects scheduled worldwide over the next ten years.

GCS meets all the American Society of Mechanical Engineers (ASME) NQA-1 specifications for Engineering, Scheduling, Procurement, Document Control, Design Control, Manufacturing and Fabrication, Integration (Mechanical, Electrical, Instrumentation and Piping), Inspection, Testing and Acceptance, Installation (Mechanical, Electrical, Piping and Erection), Start-up, Testing, Balancing, Acceptance, Project and Construction Management, Preventive Maintenance, and Aftermarket Service.

Robert Amerson, Chairman of the Board, commented, “GCS is ready to facilitate the requirements of the scheduled projects at the Savannah River Site and other national laboratories and nuclear facilities world wide.  This facility will provide not only the additional manufacturing capacity required for these scheduled projects but also the necessary space for complete integration and testing of fully integrated  “Glove Boxes,” containment units.  Flanders has over 50 years experience in nuclear containment and has been an NQA-1 facility since 1976.”

Robert Amerson, Chairman of the Board, continued, “We are excited about the progress being made at the Savannah River National Laboratory, other National Laboratories and other sites to eliminate weapons of mass destruction and to develop a safe and efficient nuclear energy.  We will continue to work on acquiring contracts in this area and believe that success in this area could have a significant impact on our operations. This is a developing market, and we currently believe that there is over two billion dollars of ASME NQA-1 nuclear containment projects to be completed over the next ten years.  We have a competitive advantage in the sector, given our long experience in what was, historically, a niche specialty manufacturing area.”

Flanders is a leading manufacturer air filtration and containment products.  Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear energy and nuclear materials processing.

This press release contains forward-looking statements that are inherently subject to risk.  These forward-looking statements are not intended to be promises or predictions of the future and may be affected by a number of factors that may change the currently anticipated outcome.  These factors include market acceptance of Flanders’ products, competition in the marketplace for Flanders' products, the success of retailers and distributors through which Flanders sells its products, Flanders' ability to contain costs and maintain production and efficiency with a reduced workforce, a determination by potential Flanders customers that the higher cost of its high-end filtration systems can be justified for general application, Flanders’ ability to successfully retrofit existing buildings with effective sophisticated filtering and air handling systems, and the development of increased demand for its high-end products.  Many of these factors are not within Flanders’ control.  These factors, and others, are discussed in Flanders’ periodic reports filed with the Securities and Exchange Commission and should be reviewed by the reader of this press release.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Steven Clark at (727) 822-4411.